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                                                                 Exhibit 5.1

                                                                June 8, 1999


7th Level, Inc.
925 Westchester Avenue
White Plains, new York 10604

Ladies and Gentlemen:

         On the date hereof, 7th Level, Inc., a Delaware corporation (the "Company"), intends to transmit to the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") relating to 5,334,216 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company. This opinion is an exhibit to the Registration Statement.

         We have at times acted as counsel to the Company with respect to certain corporate and securities matters, and in such capacity we are familiar with the various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Restated Certificate of Incorporation as presently in effect, (ii) its By-Laws as presently in effect,
(iii) minutes and other instruments evidencing actions taken by its directors and stockholders, (iv) the Agreement and Plan of Merger, dated as of February 16, 1999, by and among 7th Level, Inc., 7th Level Merger Corporation, Street Technologies, Inc. ("Street") and the stockholders of Street named therein (the "Street Agreement"), (v) the Agreement and Plan of Merger, dated as of May 13, 1999, by and among 7th Level, Inc., 7th Level Acquisition Corporation, Panmedia Corporation, Jason Roberts and Patricia Roberts, (vi) the Certificate of Designations, Preferences and Rights of Series D Preferred Stock (the "Certificate of Designations"), (vii) the Subscription Agreement, dated as of December 14, 1999 (the "Subscription Agreement"), by and between 7th Level, Inc. and Fletcher International Limited, (viii) the Warrant, dated May ___, 1999 (the "Warrant"), issued to the Howard and Terry Mandel Revocable Trust and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to


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7th Level, Inc.
June 8, 1999
Page 2


securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

         We are admitted to the Bar of the State of New York and express no opinion as to the laws of any other jurisdiction, except with respect to the federal laws of the United States of America and except to the extent that matters of Delaware general corporate law are involved in the opinions expressed below. With respect to any matters concerning Delaware general corporate law involved in the opinions set forth below, any such opinions are based upon our reading of standard published compilations of such laws.

         Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, are, or when issued and paid for in accordance with the terms set forth in the Street Agreement, the Certificate of Designations, the Subscription Agreement and the Warrant, as the case may be, will be, legally and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

         This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely on it. This opinion is rendered to you as of the date hereof and we undertake no obligation to advise you of any change, whether legal or factual, after the date hereof.

                                  Very truly yours,


                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP